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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Maui Land & Pineapple Company, Inc.
on form S-8 of our reports, dated March 1, 2004, appearing in the Annual Report on Form 10-K of Maui Land & Pineapple
Company, Inc. for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

Honolulu, Hawaii
October 18, 2004